Exhibit 16.1

January 19, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Decipher Biosciences, Inc. pursuant to Item 304(a)(1) of Regulation S-K (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1 of Decipher Biosciences, Inc. dated January 19, 2021. We agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Vancouver, Canada

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